As filed with the Securities and Exchange Commission on June 15, 2018

REGISTRATION NO. 333-157448
REGISTRATION NO. 333-132070
REGISTRATION NO. 333-123278
REGISTRATION NO. 333-123276
REGISTRATION NO. 333-116118
REGISTRATION NO. 333-104134
REGISTRATION NO. 333-84858
REGISTRATION NO. 333-65692
REGISTRATION NO. 333-65350
REGISTRATION NO. 333-53576
REGISTRATION NO. 333-53578
REGISTRATION NO. 333-53564
REGISTRATION NO. 333-53568

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-157448
FORM S-8 REGISTRATION STATEMENT NO. 333-132070
FORM S-8 REGISTRATION STATEMENT NO. 333-123278
FORM S-8 REGISTRATION STATEMENT NO. 333-123276
FORM S-8 REGISTRATION STATEMENT NO. 333-116118
FORM S-8 REGISTRATION STATEMENT NO. 333-104134
FORM S-8 REGISTRATION STATEMENT NO. 333-84858
FORM S-8 REGISTRATION STATEMENT NO. 333-65692
FORM S-8 REGISTRATION STATEMENT NO. 333-65350
FORM S-8 REGISTRATION STATEMENT NO. 333-53576
FORM S-8 REGISTRATION STATEMENT NO. 333-53578
FORM S-8 REGISTRATION STATEMENT NO. 333-53564
FORM S-8 REGISTRATION STATEMENT NO. 333-53568

UNDER THE SECURITIES ACT OF 1933

TIME WARNER LLC
(successor in interest to TIME WARNER INC.)

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-2449954 (I.R.S. Employer Identification Number)

One Time Warner Center
New York, NY 10019-8016
(Address of principal executive offices)

TWC Savings Plan
Time Warner Thrift Plan
AOL Time Warner Inc. 1994 Stock Option Plan
AOL Time Warner Inc. 1988 Restricted Stock Plan For Non-Employee Directors
AOL Europe S.A. Stock Option Plan
Amended and Restated Stock Option Plan for Directors, Officers, Employees and Consultants of InfoInterActive Inc.
2000 Stock Option Plan of InfoInterActive Inc.
Obongo, Inc. 1999 Equity Incentive Plan
America Online, Inc. Incentive Stock Option Plan (Restatement)
America Online, Inc. 1987 Stock Incentive Plan
Booklink Technologies, Inc. 1994 Stock Option Plan
Medior, Inc. 1993 Stock Plan
Johnson-Grace Company 1995 Stock Option Plan
Personal Library Software, Inc. 1988 Nonqualified Stock Option Plan
Netchannel Inc. 1997 Stock Option Plan
Personalogic, Inc. (Formerly Consumers Edge, Inc.) 1996 Stock Plan
Atweb, Inc. 1997 Stock Plan
Netscape Communications Corporation 1994 Stock Option Plan
Netscape Communications Corporation 1995 Stock Plan
Netscape Communications Corporation 1998 Stock Option Plan
Collabra Software, Inc. 1993 Incentive Stock Plan
Digital Style Corporation 1995 Stock Option/Stock Issuance Plan
Kiva Software Corporation 1995 Stock Option Plan
When Inc. 1998 Stock Plan
Moviefone, Inc. 1994 Stock Option Plan
Spinner Networks Incorporated 1997 Stock Plan
Aiki Corporation 1997 Stock Incentive Plan
Tegic Communications, Inc. 1988 Director Stock Option Plan
Option Assumption Agreement Between AOL Time Warner Inc. and Robert D. Lord
Mapquest.Com, Inc. 1999 Stock Plan
Mapquest.Com, Inc. 1995 Stock Option Plan
Localeyes Corporation 1999 Stock Option Plan
Quackware, Inc. 1999 Stock Compensation Program
Quackware, Inc. Non-Qualified Stock Option Agreements
Andgit Corporation 1999 Stock Plan
AOL Time Warner Inc. 1999 Restricted Stock Plan
AOL Time Warner Inc. 1999 International Restricted Stock Plan
1988 Restricted Stock Plan For Non-Employee Directors Of Time Warner Inc.
Time Warner 1986 Stock Option Plan
1988 Stock Incentive Plan Of Time Warner Inc.
Time Warner 1989 Stock Incentive Plan
Time Warner Inc. 1993 Stock Option Plan
Time Warner Cable Television Group Stock Incentive Plan
Time Warner Corporate Group Stock Incentive Plan
Time Warner Filmed Entertainment Group Stock Incentive Plan
Time Warner Music Group Stock Incentive Plan
Time Warner Programming Group Stock Incentive Plan
Time Warner Publishing Group Stock Incentive Plan
Turner Broadcasting System, Inc. 1988 Stock Option Plan
Turner Broadcasting System, Inc. 1993 Stock Option And Equity-Based Award Plan
New Line Cinema Corporation 1986, 1990 And 1991 Stock Option Plans
New Line Cinema Corporation Nonqualified Stock Option Agreements
Africana.Com, Inc. 1999 Stock Incentive Plan
AOL Time Warner Inc. 1994 Stock Option Plan
Time Warner Inc. 1997 Stock Option Plan

Time Warner 1996 Stock Option Plan For Non-Employee Directors

(Full title of the plan)

Paul T. Cappuccio
Executive Vice President and General Counsel
Time Warner LLC
One Time Warner Center
New York, New York 10019
(212) 484-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

These post-effective amendments (each, a “Post-Effective Amendment” and, collectively, the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement” and, collectively, the “Registration Statements”) filed by Time Warner Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”):

●
Registration Statement on Form S-8 (No. 333-157448), filed with the SEC on February 20, 2009, which registered the offering of an aggregate of 5,000,000 shares of common stock, par value $.01 per share, of the Registrant (pre-reverse stock split) (“Shares”), that could be issued pursuant to the TWC Savings Plan and an indeterminate amount of interests to be offered or sold pursuant to the TWC Savings Plan.

●
Registration Statement on Form S-8 (No. 333-132070), filed with the SEC on February 28, 2006, which registered the offering of an aggregate of 5,000,000 Shares that could be issued pursuant to the TWC Savings Plan and an indeterminate amount of interests to be offered or sold pursuant to the TWC Savings Plan.

●
Registration Statement on Form S-8 (No. 333-123278), filed with the SEC on March 11, 2005, which registered the offering of an aggregate of 5,000,000 Shares that could be issued pursuant to the Time Warner Thrift Plan and an indeterminate amount of interests to be offered or sold pursuant to the Time Warner Thrift Plan.

●
Registration Statement on Form S-8 (No. 333-123276), filed with the SEC on March 11, 2005, which registered the offering of an aggregate of 246,200,329 Shares that could be issued upon the exercise of options granted pursuant to the AOL Time Warner Inc. 1994 Stock Option Plan.

●
Registration Statement on Form S-8 (No. 333-116118), filed with the SEC on June 3, 2004, which registered the offering of an aggregate of 5,000,000 Shares that could be issued pursuant to the TWC Savings Plan and an indeterminate amount of interests to be offered or sold pursuant to the TWC Savings Plan.

●
Registration Statement on Form S-8 (No. 333-104134), filed with the SEC on March 31, 2003, which registered the offering of an aggregate of 300,000 Shares that could be issued pursuant to the AOL Time Warner Inc. 1988 Restricted Stock Plan for Non-Employee Directors.

●
Registration Statement on Form S-8 (No. 333-84858), filed with the SEC on March 25, 2002, which registered the offering of an aggregate of 8,779,595 Shares that could be issued upon the exercise of options granted under the AOL Europe S.A. Stock Option Plan.

●
Registration Statement on Form S-8 (No. 333-65692), filed with the SEC on July 24, 2001, which registered the offering of an aggregate of 38,050 Shares that could be issued upon the exercise of options granted under the Amended and Restated Stock Option Plan for Directors, Officers, Employees and Consultants of InfoInterActive Inc. and the 2000 Stock Option Plan of InfoInterActive Inc.

●
Registration Statement on Form S-8 (No. 333-65350), filed with the SEC on July 18, 2001, which registered the offering of an aggregate of 22,667 Shares that could be issued upon the exercise of options granted under the Obongo, Inc. 1999 Equity Incentive Plan.

●
Registration Statement on Form S-8 (No. 333-53576), filed with the SEC on January 11, 2001, which registered the offering of an aggregate of 16,070,176 Shares that could be issued upon the exercise of options granted under various option plans and agreements assumed by America Online, Inc. (which are listed on the cover page hereto and not separately covered by another registration statement described herein).

●
Registration Statement on Form S-8 (No. 333-53578), filed with the SEC on January 11, 2001, which registered the offering of an aggregate of 3,004,731 Shares that could be issued pursuant to the AOL Time Warner Inc. 1999 Restricted Stock Plan, AOL Time Warner Inc. 1999 International Restricted Stock Plan and 1988 Restricted Stock Plan for Non-Employee Directors of Time Warner Inc.

●
Registration Statement on Form S-8 (No. 333-53564), filed with the SEC on January 11, 2001, which registered the offering of an aggregate of 75,154,968 Shares that could be issued upon the exercise of options granted under various option plans and agreements (which are listed on the cover page hereto and not separately covered by another registration statement described herein).

●
Registration Statement on Form S-8 (No. 333-53568), filed with the SEC on January 11, 2001, which registered the offering of an aggregate of 125,241,187 Shares that could be issued upon the exercise of options granted under the AOL Time Warner Inc. 1994 Stock Option Plan, Time Warner Inc. 1997 Stock Option Plan and Time Warner 1996 Stock Option Plan For Non-Employee Directors.

        The Registrant is no longer issuing Shares under the plans referenced above and has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, the Registrant hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 15, 2018.

TIME WARNER LLC, as successor by merger to Time Warner Inc.,

By:	/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Treasurer

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.